UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Northern Trust Corporation furnishes the following information regarding its relationships with Lehman Brothers in light of the announcement that Lehman Brothers Holdings, Inc. has filed for bankruptcy.

Lehman Brothers is a client of Northern Trust and a borrower of securities under Northern Trust’s securities lending program. Northern Trust has undertaken a number of actions in recent weeks to reduce risk exposures to Lehman Brothers. In this connection, investors should be aware of certain points:

- Northern Trust had no outstanding loans to Lehman Brothers at the time of its bankruptcy filing.

- Northern Trust does not hold any Lehman Brothers securities in its balance sheet investment portfolio.

- Northern Trust manages assets across numerous products and funds on behalf of our clients. In that capacity, we hold Lehman Brothers fixed income securities, both short- and long-term, in certain funds and accounts, including within securities lending collateral pools. In addition, we hold Lehman Brothers equity securities in certain funds and accounts, primarily related to index strategies. We are actively monitoring and evaluating these holdings in the context of the current market environment.

The information in this Form 8-K, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Date: September 17, 2008	By:	/s/ Steven L. Fradkin
Steven L. Fradkin
Executive Vice President and Chief Financial Officer